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                                                                   EXHIBIT 23.17

                        CONSENT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
PERCO GROUP LTD





We consent to the incorporation by reference in the Registration Statement for the registration of up to 10,750,000 shares of common stock pursuant to certain stock option plans on Form S-8 dated January 8, 1999 of United Rentals, Inc. of our report dated February 2, 1998 except as to note 14 which is as of May 22, 1998, with respect to the consolidated financial statements of Perco Group Ltd as of December 31, 1997 which report appears in the Form 8-K of United Rentals, Inc. dated December 24, 1998.


KPMG LLP

Montreal, Canada
January 8, 1999